FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "First Amendment") is entered into and made effective as of the 26th day of October, 2009 by and between CyberDefender Corporation, a California corporation (the "Company"), and GR Match, LLC, a Delaware limited liability company (the "Purchaser"). The Purchaser and the Company may each be referred to herein as a "Party" and, collectively, as the "Parties."

RECITALS

WHEREAS, the Parties entered into that certain Securities Purchase Agreement, dated as of June 3, 2009 (the "Agreement"); and

WHEREAS, the Parties desire to amend Section 5.1 of the Agreement and enter into an additional agreement regarding return of the balance of the Commercial Funds (as defined in the Agreement) as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agrees to amend the Agreement as follows:

1. Amendment to Section 4.5 of the Agreement. Section 4.5 of the Agreement shall be amended and restated in its entirety as follows:

> 4.5 Product License. Promptly following the Purchaser's request to enter into the same, the Company and the Purchaser shall use their good faith efforts to enter into a license agreement in substantially the form of the license agreement used by the Purchaser for transactions of this type and on terms and conditions mutually acceptable to the Company and the Purchaser (the "License Agreement") pursuant to which the Company will grant to the Purchaser an exclusive, worldwide license to exploit, advertise, market and sell the CyberDefender Products under the "doublemyspeed" brand name or such other private label brand name which is mutually agreed to by the Company and the Purchaser in good faith. The term of the License Agreement shall be for five (5) years unless otherwise extended, renewed or terminated pursuant to the provisions of the License Agreement.

2. Return of Commercial Funds. The Parties acknowledge and agree that, as of the date hereof, the Purchaser has expended a portion of the Commercial Funds equal to approximately two hundred and twenty thousand dollars ($220,000) to pay for the creation, development, and/or production of short form television direct response commercials in accordance with the terms and conditions of Section 4.4(a) of the Purchase Agreement. The Company acknowledges that the Purchaser has delivered to the Company a statement setting forth the amount of Commercial Funds expended by the Purchaser on or prior to the date hereof. The Purchaser covenants and agrees that it shall return to the Company any remaining balance of

the Commercial Funds as promptly as practicable following the Parties' execution of the Security Agreement (as defined in that certain Media and Marketing Services Agreement, dated as of March 24, 2009, by and between the Company and the Purchaser) along with a reasonably detailed statement setting forth the amount of any Commercial Funds expended by the Purchaser after the date of this First Amendment on or prior to the date such funds are returned to the Company.

3. Full Force and Effect. The Parties acknowledge and agree that, except as expressly provided herein, the provisions of the Agreement shall remain unmodified and in full force and effect.

4. Successors and Assigns. This First Amendment is and shall be binding upon each of the Parties and their respective successors and assigns.

5. Recitals. The recitals to this First Amendment are hereby incorporated by reference herein.

6. Governing Law. This First Amendment shall be governed by the laws of the State of California, without regard to its principles of conflict of laws.

7. Entire Agreement. This First Amendment and the Agreement contain the complete understanding and agreement of the Parties relating to the subject matter hereof and thereof and supersede any prior understanding or agreement related thereto, whether written or oral.

8. Counterparts. This First Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together they will constitute one and the same instrument.

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IN WITNESS WHEREOF, this First Amendment has been duly executed by the Parties as of the date first above written.

GR Match, LLC,
a Delaware limited liability company

By: B Van de Bunt
Name: Bennet Van de Bunt
Title: Manager

CyberDefender Corporation,
a California corporation

By: ______________________
Name: Gary Guseinov
Title: Chief Executive Officer